UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2007
CONNECTED MEDIA TECHNOLOGIES, INC
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-18689	06-1238435
(Commission File Number)	(IRS Employer Identification No.)

80 S.W. 8th Street
Suite 2230
Miami, Florida 33130
(Address of Principal Executive Offices)

(786) 425-0028
(Registrant’s Telephone Number, Including Area Code)

TRUST LICENSING, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

By letters dated January 30, 2007 and January 31, 2007, Mr. Leigh M. Rothschild and Mr. Adam Bauman resigned as Directors of the Registrant effective immediately.

As previously disclosed, Mr. Rothschild is a beneficiary of Irrevocable Trust Agreement Number III ("Trust"), a creditor of Registrant. In correspondence accompanying his resignation letter (attached as Exhibit 1), Mr. Rothschild indicated that his resignation was related in part to past due amounts owed to Trust.

Mr. Rothschild was a member of the Registrant's Compensation Committee.

In correspondence accompanying his resignation letter (attached as Exhibit 2), Mr. Bauman indicated that his resignation was related, in part, to unpaid compensation for Board service and Registrant's failure to pay certain other unsecured debt obligations.

Mr. Bauman was a member of the Registrant's Audit Committee.

ITEM 9.01 Financial Statement and Exhibits

(d) Exhibits

99.1. Copy of letter of resignation dated January 30, 2007 from Leigh M. Rothschild to Rafael Diaz-Balart.

99.2. Copy of letter of resignation dated January 31, 2007 from Adam Bauman to Rafael Diaz-Balart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTED MEDIA TECHNOLOGIES, INC.
                                            (Registrant)

By: /s/ Jeffrey W. Sass
Jeffrey W. Sass, Chief Executive Officer

DATED: February 2, 2007